UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 16, 2007

IBT BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31655	25-1532164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Main Street, Irwin, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(724) 863-3100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

IBT BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 3.03. Material Modification to Rights of Security Holders

On December 16, 2007, the Registrant amended its Shareholder Rights Plan to provide that neither S&T Bancorp, Inc. (“S&T”) nor any of its Subsidiaries, Affiliates or Associates, shall be or become an Acquiring Person as a result of the approval, execution, delivery or performance, or public announcement thereof, of the Agreement and Plan of Merger between S&T and the Company, dated as of December 16, 2007 (the “Merger Agreement”), any or all of the Voting Agreements (as defined in the Merger Agreement), or the consummation of any of the transactions contemplated thereby. The text of the amendment is filed with this report as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

4.1	Amendment, dated December 16, 2007, to Rights Agreement, dated as of November 18, 2003, between IBT Bancorp, Inc. and Registrar & Transfer Company, as Rights Agent.

H:\0262IBTB\Form 8K-12-16-07 RightsPlanAmend.doc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBT BANCORP, INC.
Date: December 20, 2007	By:	/s/ Charles G. Urtin
Charles G. Urtin President and Chief Executive Officer (Duly Authorized Representative)